UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 16, 2013

(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2013, Jonathan Pfohl was appointed to the position of Chief Financial Officer of Scio Diamond Technology Corporation (the “Company”).  Mr. Pfohl, age 46, had been serving as Interim Chief Financial Officer of the Company since January 16, 2013 and before that served since December 19, 2012 as an independent contractor providing accounting, finance and related services to the Company through his consulting company Rose Creek Associates LLC.  Mr. Pfohl has more than 25 years of financial and management experience.  Before joining the Company, he served as CEO of Wireless Express LLC, one of Sprint’s largest independent distribution partners, from December 2009 to October 2013.  Prior to Wireless Express, Mr. Pfohl was CFO of Main Street Broadband LLC, a privately held wireless broadband service provider, from June 2009 to December 2009; CFO of Movida Cellular LLC, a mobile virtual network provider, from April 2007 to March 2008; and a Vice President with AirGate PCS, Inc., a provider of wireless personal communications services, from 1999 to 2005.  Mr. Pfohl has a BS-Management and an MBA-Finance from the State University of New York at Buffalo.

Mr. Pfohl does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has he had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  There are no family relationships between Mr. Pfohl and any other director or executive officer of the Company.

In connection with Mr. Pfohl’s appointment, he and the Company entered into a letter agreement dated March 4, 2013 (the “Employment Letter”), setting forth the terms under which Mr. Pfohl will serve as the Company’s Chief Financial Officer.  The Employment Letter has no set term and provides that Mr. Pfohl is an employee at will.  Pursuant to the Employment Letter, Mr. Pfohl is entitled to:

•                  a base salary, initially in the amount of $16,666.66 per month ($200,000 per year), subject to increase (but not decrease absent Mr. Pfohl’s consent) in the discretion of the Company’s Compensation Committee or the Board;

•                  eligibility for a 2013 fiscal year performance bonus of up to $60,000 for achieving performance targets under the Company’s 2013 fiscal year plan, with the performance targets to be agreed upon by Mr. Pfohl and the Company following acceptance of the Company’s 2013 fiscal year plan by the Board, and eligibility for up to an additional $30,000 performance bonus for performance in excess of the plan, as determined in the sole and unilateral discretion of the Board;

•                  a lump sum payment of $3,000 per month for temporary living expenses in Greenville, South Carolina, for a period of twelve months, subject to extension upon the approval of the Company’s Chief Executive Officer;

•                  incentive stock options, to be granted pursuant to the Company’s 2012 Share Incentive Plan (the “Plan”), to purchase 700,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”), at an exercise price equal to the closing price of the Common Stock on the date of grant, which shall vest as follows: options to purchase 126,583 shares immediately on Mr. Pfohl’s March 4, 2013 start date; options to purchase 109,375 shares upon the six-month anniversary of his start date; options to purchase 218,750 shares when the Company achieves cumulative revenues of $5 million (cumulative from January 1, 2013); options to purchase 109,375 shares when the Company achieves cumulative EBITDA of $1 million (cumulative from January 1, 2013), and options to purchase 135,917 shares when the Company achieves cumulative EBITDA of $2.5 million (cumulative from January 1, 2013), subject to the terms of the Plan; and

•                  participate in all employee benefit plans and programs available to similarly situated employees, and up to twenty days of paid vacation per calendar year.

The Employment Letter also provides that if Mr. Pfohl’s employment is terminated for any reason other than for “Cause” (as defined in the Employment Letter) or his voluntary resignation, then in exchange for a general release by Mr. Pfohl of the Company and its officers, directors, employees, shareholders, and agents from liability, the Company will (1) extend the period during which Mr. Pfohl may exercise his option with respect to any portion or all of his vested options to purchase shares to within twelve months following his date of separation, and (2) agree not to exercise any right of repurchase.  All granted options will automatically vest in the event of a “change in control” of the Company, which will be deemed to have occurred on the date of closing of any of the following:  (i) a merger in which the Company is not the surviving entity, (ii) a sale of all of the outstanding shares of the Company’s stock or (iii) a sale by the Company of substantially all of its assets)).  In this case, the Employment Letter provides that the options will be exercisable for five years from the vesting date, subject to approval of the Board, provided that no options may be exercised after ten years following the date of grant.

In addition, under the Employment Letter, in the event Mr. Pfohl’s employment is terminated, for any reason other than for “Cause” or his voluntary resignation, during the four-month period before or the twelve-month period after a “change in control” that implies a Company value of $50,000,000 or more, Mr. Pfohl will be entitled to (i) a lump-sum cash payment equal to the sum of (a) 1.0 times his annual base salary on the day before the change in control or the day before termination, whichever is higher, plus (b) any base salary or bonus earned or accrued through the date of termination and not previously paid, and (ii) payment of $2,000 per month for 24 months, which payments are intended to offset potential medical, dental and life insurance expenses.  Mr. Pfohl would also remain subject to the terms of the Company’s Proprietary Information and Inventions Agreement.

The foregoing description of the Employment Letter is not complete and is qualified in its entirety by reference to the Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The options to be granted to Mr. Pfohl will be awarded pursuant to the Plan and subject to all the terms and conditions of the Plan as well as the related Qualified Stock Option Grant Agreement.  A copy of the form of Qualified Stock Option Grant Agreement to be used in connection with the award to Mr. Pfohl is on file with the Securities and Exchange Commission as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 8, 2012, provided that the options granted to Mr. Pfohl will automatically vest in the event of a “change in control” of the Company and be exercisable in such event as provided above.

Item 9.01                                           Financial Statements and Exhibits

(d)   Exhibits

10.1	Employment Letter Agreement dated March 4, 2013 between Scio Diamond Technology Corporation and Jonathan Pfohl

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Michael McMahon
Michael McMahon
Chief Executive Officer

Date:  March 7, 2013